Exhibit 99.1

Riverbed Reports Fourth Quarter and Fiscal Year 2014 Results

SAN FRANCISCO - January 29, 2015--Riverbed Technology (NASDAQ:RVBD), the leader in application performance infrastructure, today reported financial results for its fourth quarter (Q4'14) and fiscal year 2014
(FY'14) ended December 31, 2014.
Q4'14 and FY'14 GAAP Financials
GAAP revenue for Q4'14 was $283 million, flat with the fourth quarter of 2013 (Q4'13). For FY’14, GAAP revenue was$1.1 billion, up 5% compared to fiscal year ended December 31, 2013 (FY'13).

GAAP net income for Q4'14 was $49.7 million, or $0.31 per diluted share, compared to GAAP net income of $8.4 million, or $0.05 per diluted share, in Q4'13. GAAP net income for FY'14 was $71.3 million, or $0.44 per diluted share, compared to GAAP net loss of $12.4 million, or ($0.08) per diluted share, for FY'13.

(Dollars in millions, except EPS)
	Q4'14	Q3'14	Q4'13	Change Q/Q	Change Y/Y
Revenue	$283	$276	$283	3%	0%
Net Income	$ 49.7*	$11.5	$8.4	$38.2	$41.3
Diluted EPS	$ 0.31*	$0.07	$0.05	$0.24	$0.26
*Gain on sale of the SteelStore product line contributed approximately $38.9 million, after tax, to our GAAP net income and $0.24 to our GAAP earnings per diluted share
Q4'14 and FY'14 Non-GAAP Financials
Non-GAAP revenue for Q4'14 was $284 million compared to $285 million in Q4'13. For FY'14, non-GAAP revenue was $1.1 billion, up 3% compared to FY'13.

Non-GAAP net income for Q4'14 was $54.1 million, or $0.34 per diluted share, compared to non-GAAP net income of $50.8 million, or $0.31 per diluted share, in Q4'13. For FY’14, non-GAAP net income was $185.9 million, compared to non-GAAP net income of $169.3 million in FY'13. Earnings for FY'14 were $1.14 per diluted share, compared to $1.01 per diluted share in FY'13, representing a 13% increase year-over-year.

(Dollars in millions, except EPS)
	Q4'14	Q3'14	Q4'13	Change Q/Q	Change Y/Y
Revenue	$284	$277	$285	3%	0%
Net Income	$54.1	$48.7	$50.8	$5.4	$3.3
Diluted EPS	$0.34	$0.30	$0.31	$0.04	$0.03

"Riverbed achieved revenue of $1.1 billion in 2014, supported by ongoing momentum in both our SteelCentral performance management suite and our innovative SteelFusion product, nicely complementing our market leading SteelHead family. Riverbed today offers the most complete portfolio of solutions that provide CIOs with unparalleled optimization, visibility, and control across the hybrid enterprise, helping to ensure all on-premises, cloud and SaaS applications perform as needed to drive their business forward without technical constraints,” said Jerry M. Kennelly, Chairman and CEO.
“We delivered double digit EPS growth for the calendar year, underscoring our continued focus on driving operational efficiencies. We continue to take definitive actions to enhance profitability and focus on our core competencies; in the fourth quarter, we completed our previously announced restructuring plans and closed the sale of our SteelStore cloud back-up and storage product line. Taking into account the revenue impact from the sale of SteelStore, our fourth quarter revenue performance was consistent with our original expectations, while we exceeded the top end of our EPS range due in part to a more favorable tax rate. We ended the year on solid financial footing, growing our cash and investments to $614 million and generating $72 million in free cash flow in the quarter, or 25% of Q4’14 revenue,” continued Kennelly.

In light of the pending acquisition of the Company by Thoma Bravo, the Company will not be holding an earnings conference call to discuss its financial results.
Q4'14 Business Highlights

•
Entered a definitive agreement to be acquired by leading private equity investment firm Thoma Bravo, LLC and Teachers’ Private Capital, the private investor department of Ontario Teachers’ Pension Plan. Under the terms of the agreement, Riverbed stockholders will receive $21.00 per share in cash, or a total of approximately $3.6 billion. The transaction, which is expected to close in the first half of 2015, is subject to approval by Riverbed stockholders, regulatory approvals, and other customary closing conditions.

•
Announced Riverbed® SteelHead™ 9.0 and Riverbed® SteelCentral™ AppResponse 9.5, the next generation product innovations which together deliver the most complete visibility, control, and optimization solution to accelerate performance of on-premises, cloud, and SaaS applications.

•
Strengthened our partner ecosystem by launching the Riverbed-ReadyTM Technology Alliance program with 17 charter program members. The Riverbed-Ready program gives partners access to our advanced APIs, innovative technologies and market-leading products to extend the value of the Riverbed Application Performance Platform and offer more complete and competitive solutions for managing hybrid enterprises.  Partners can assure customers that their Riverbed-Ready solutions are tested, verified, and supported.

•
Premiered Riverbed FORCE, our expanded user conference, attended by hundreds of our largest customers and dozens of our most strategic technology partners. FORCE featured keynotes from Shell and Intel and 80 technical sessions on Riverbed solutions and the Riverbed Application Performance Platform. Sponsors included Microsoft, VMware, EMC, IBM, Avaya, Amazon, and others in the Technology Partner Pavilion. The theme of the conference The Hybrid Enterprise: How to Make Yours Perform at Its Peak, explored how to manage the combination of on-premises and SaaS apps, and public and private networks, which businesses run today and is fast becoming the new normal.

•
Sold the SteelStore cloud backup and recovery business to NetApp for approximately $80 million. Divesting the SteelStore product line enables the company to focus on businesses and opportunities which both leverage our core competencies and allow us to deliver the best solutions in the application performance infrastructure market.

Use of Non-GAAP Financial Information

To supplement our financial results presented in accordance with Generally Accepted Accounting Principles (GAAP), this press release and the accompanying tables contain certain non-GAAP financial measures, including non-GAAP revenue, non-GAAP net income and non-GAAP net income per share, which we believe are helpful in understanding our past financial performance and future results. For reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the section of the accompanying tables titled, “GAAP to Non-GAAP Reconciliations.” Our non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read in conjunction with our consolidated financial statements prepared in accordance with GAAP. Our management regularly uses our supplemental non-GAAP financial measures internally to understand and manage our business and forecast future periods; as such, we believe it is useful for investors to understand the effects of these items on our total operating expenses. Our non-GAAP financial measures include adjustments based on the following items, as well as the related income tax effects, adjustments related to our tax valuation allowance and the interim tax cost of the one-time transfer of intellectual property rights between Riverbed legal entities:
Support and services deferred revenue: Business combination accounting rules require us to account for the fair value of support and service contracts assumed in connection with our acquisitions. The book value of the acquisition deferred support and services revenue related to OPNET was reduced by $19 million in the adjustment to fair value. Because these are typically one to five year contracts, our GAAP revenues for the periods subsequent to the acquisition of a business do not reflect the full amount of service revenues on assumed support contracts that would have otherwise been recorded by the acquired entity. The non-GAAP adjustment is intended to reflect the full amount of such revenues. We believe this adjustment is useful to investors as a measure of the ongoing performance of our business because we have historically experienced high renewal rates on support contracts, although we cannot be certain that customers will renew these contracts.
Inventory and cost of product revenue: Business combination accounting rules require us to account for the fair value of inventory acquired in connection with our acquisitions. The fair value of inventory is estimated as the selling price minus the estimated cost to sell. In the period subsequent to the acquisition, the cost of product revenue includes the higher fair value of the acquired inventory that would not have otherwise been recorded by the acquired entity.
Stock-based compensation expenses: We have excluded the effect of stock-based compensation and related payroll tax expenses from our non-GAAP operating expenses and net income measures. Although stock-based compensation is a key incentive offered to our employees, we continue to evaluate our business performance excluding stock-based compensation expenses. Stock-based compensation expenses will recur in future periods.
Amortization of intangible assets: We have excluded the effect of amortization of intangible assets from our non-GAAP net income. Amortization of intangible assets is a non-cash expense, and it is not part of our core operations. Investors should note that the use of intangible assets contributed to revenues earned during the periods presented and will contribute to future revenues as well.
Other costs are those which we would not otherwise have incurred in the periods presented as a part of our ongoing expenses. In the periods presented, The Other costs line in our Condensed Consolidated Statement of Operations in the fourth quarter of 2014 include Acquisition and integration related costs of $1.0 million, Restructuring costs of $5.2 million, and Transaction costs of $10.9 million as follows.

Acquisition and integration related expenses: We incur significant expenses in connection with our acquisitions. Acquisition related expenses consist of transaction costs, costs for transitional employees, other acquired employee related retention costs, facilities consolidation and exit costs, integration related professional services, adjustments to the fair value of the acquisition related contingent consideration, and the write-down of certain acquired in-progress research and development intangibles.

Restructuring charges - We executed a plan of action in the fourth quarter of 2014 to rationalize our work force and incurred one-time termination benefits and facilities exit costs.
Transaction costs - We incurred one-time advisory and professional service fees associated with the sale of our SteelStore product line to NetApp and the definitive agreement entered into with Thoma Bravo.
Other expenses are those which we would not otherwise have incurred in the periods presented as a part of our ongoing expenses. In the periods presented, Other expenses recorded in Operating expenses in the Condensed Consolidated Statement of Operations included:
Operating lease not in service - We entered into an operating lease on a new corporate headquarters in San Francisco. The lease accounting rules require that rent expense begin on a straight line basis starting in the period that we have the right to access the new facility. We gained the right to access the facility in November 2013 to begin constructing our leasehold improvements. We occupied the new facility in the second quarter of 2014. We believe that the duplicate rent of the new facility during the construction period is not representative of the ongoing operating costs of the company.
Non-routine corporate governance and shareholder matters - Beginning in the fourth quarter of 2013, we began incurring professional service fees related to non-routine corporate governance and shareholder matters. We believe these fees are not representative of the ongoing operating costs of the company.

One-time non-recurring items recorded in Interest expense and other, net include:
Debt refinancing costs - In December 2012 we incurred certain costs associated with our term loan financing that were recognized initially as a deferred charge and were being amortized to interest expense over the term of the loan. Upon refinancing the debt in the fourth quarter of 2013, approximately $12.3 million of these deferred charges were recognized as Interest expense and other, net, in the statement of operations. We believe that this one-time, non-recurring, accounting charge is not representative of our ongoing operating activity.
Gain on sale of assets - We recognized a gain of $57.5 million related to the sale of our SteelStore product line. This gain represents a one-time, non-recurring, item that is not representative of the ongoing operations of the business and excluded from the non-GAAP results.

Forward Looking Statements
This press release contains forward-looking statements, including statements relating to our acquisition by Thoma Bravo, plans to drive further operational improvements, and enhanced profitability, and other forward opportunities. These forward-looking statements involve risks and uncertainties, as well as assumptions that, if they do not fully materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include the risk that our acquisition by Thoma Bravo may not be completed in a timely manner or at all, which may adversely affect our business and the trading market price of our common stock; our ability to react to trends and challenges in our business and the markets in which we operate; our ability to anticipate market needs or develop new or enhanced products to meet those needs; customer adoption rate of our products and our Application Performance Platform; our ability to establish and maintain successful relationships with our distribution partners; our ability to compete in our industry; fluctuations in demand, sales cycles and prices for our products and services; our ability to timely and effectively implement our restructuring plans; shortages or price fluctuations in our supply chain; our ability to protect our intellectual property rights; general political, economic and market conditions and events; and other risks and uncertainties described more fully in our documents filed with or furnished to the Securities and Exchange Commission. More information about these and other risks that may impact Riverbed's business are set forth in our Form 10-K filed with the SEC for the period ended December 31, 2013, and our subsequent quarterly reports filed with the SEC. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements. Any future product, feature or related specification that may be referenced in this release are for information purposes only and are not commitments to deliver any technology or enhancement. Riverbed reserves the right to modify future product plans at any time.
About Riverbed
Riverbed, at more than $1 billion in annual revenue, is the leader in Application Performance Infrastructure, delivering the most complete platform for Location-Independent Computing. Location-Independent Computing turns location and distance into a competitive advantage by allowing IT to have the flexibility to host applications and data in the most optimal locations while ensuring applications perform as expected, data is always available when needed, and performance issues are detected and fixed before end users notice. Riverbed’s 25,000+ customers include 97% of both the Fortune 100 and the Forbes Global 100. Learn more at www.riverbed.com.

Riverbed and any Riverbed product or service name or logo used herein are trademarks of Riverbed Technology, Inc. All other trademarks used herein belong to their respective owners.

COMPANY CONTACTS

INVESTOR RELATIONS CONTACT
Riverbed Technology
Shanye Hudson, 415-527-4709
shanye.hudson@riverbed.com

MEDIA CONTACT
Riverbed Technology
Shawn Dainas, 415-527-4537
shawn.dainas@riverbed.com

###

Riverbed Technology
GAAP Condensed Consolidated Statements of Operations
In thousands, except per share amounts
Unaudited

	Three months ended December 31,		Twelve months ended December 31,
	2014	2013	2014	2013
Revenue:
Product	$156,956	$169,808	$605,414	$614,498
Support and services	126,436	113,453	483,794	426,535
Total revenue	283,392	283,261	1,089,208	1,041,033
Cost of revenue:
Cost of product	38,418	41,639	150,032	164,774
Cost of support and services	34,221	30,137	131,878	117,157
Total cost of revenue	72,639	71,776	281,910	281,931
Gross profit	210,753	211,485	807,298	759,102
Operating expenses:
Sales and marketing	116,410	123,849	454,945	469,200
Research and development	50,292	40,214	205,591	189,654
General and administrative	18,433	18,175	76,535	73,339
Other costs	17,121	2,237	21,927	18,322
Total operating expenses	202,256	184,475	758,998	750,515
Operating profit	8,497	27,010	48,300	8,587
Interest expense and other, net	(2,682)	(17,816)	(10,881)	(35,152)
Gain on sale of assets	57,451	—	57,451	—
Income (loss) before provision for income taxes	63,266	9,194	94,870	(26,565)
Provision for (benefit from) income taxes	13,535	799	23,602	(14,147)
Net income (loss)	$49,731	$8,395	$71,268	$(12,418)
Net income (loss) per share, basic	$0.32	$0.05	$0.45	$(0.08)
Net income (loss) per share, diluted	$0.31	$0.05	$0.44	$(0.08)
Shares used in computing basic net income (loss) per share	156,375	160,536	158,680	162,707
Shares used in computing diluted net income (loss) per share	160,480	164,584	163,192	162,707

Riverbed Technology
Condensed Consolidated Balance Sheets
In thousands
Unaudited

	December 31, 2014	December 31, 2013
ASSETS
Current assets:
Cash and cash equivalents	$296,384	$208,022
Short-term investments	212,789	251,339
Trade receivables, net	104,028	93,836
Inventory	14,786	25,025
Deferred tax assets	31,802	7,222
Prepaid expenses and other current assets	54,227	49,016
Total current assets	714,016	634,460
Long-term investments	104,733	72,675
Fixed assets, net	72,159	57,810
Goodwill	684,937	704,305
Intangible assets, net	318,930	404,467
Other assets	31,713	23,881
Total assets	$1,926,488	$1,897,598
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$47,011	$45,518
Accrued compensation and benefits	48,740	51,988
Other accrued liabilities	62,134	36,520
Current maturities of long-term borrowings	15,000	15,000
Deferred revenue	229,187	217,131
Total current liabilities	402,072	366,157
Deferred revenue, non-current	94,552	95,344
Borrowings, non-current, net of current maturities	495,000	510,000
Deferred tax liability, non-current	46,933	48,548
Other long-term liabilities	47,335	48,910
Total long-term liabilities	683,820	702,802
Stockholders' equity:
Common stock	649,697	702,928
Retained earnings	196,563	125,295
Accumulated other comprehensive income (loss)	(5,664)	416
Total stockholders' equity	840,596	828,639
Total liabilities and stockholders' equity	$1,926,488	$1,897,598

Riverbed Technology
Condensed Consolidated Statements of Cash Flows
In thousands
Unaudited

	Twelve months ended December 31,
	2014	2013
Operating activities:
Net income (loss)	$71,268	$(12,418)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	113,757	126,166
Gain on sale of assets	(57,451)	—
Stock-based compensation	90,507	90,557
Write-off of deferred debt issuance costs	—	12,269
Deferred taxes	(25,866)	(55,182)
Excess tax benefit from employee stock plans	(7,367)	(8,636)
Amortization of deferred debt issuance costs	910	1,971
Changes in operating assets and liabilities:
Trade receivables	(10,132)	19,354
Inventory	8,908	(850)
Prepaid expenses and other assets	294	5,892
Accounts payable	7,834	(10,632)
Accruals and other liabilities	20,052	10,015
Income taxes payable	2,265	(3,022)
Deferred revenue	12,703	41,862
Net cash provided by operating activities	227,682	217,346
Investing activities:
Capital expenditures	(49,307)	(25,625)
Proceeds from sale of assets	65,788	—
Purchase of available for sale securities	(372,719)	(401,145)
Proceeds from maturities of available for sale securities	304,736	299,678
Proceeds from sales of available for sale securities	72,737	24,045
Acquisitions and equity investments, net of cash acquired	(679)	(1,000)
Net cash provided by (used in) investing activities	20,556	(104,047)
Financing activities:
Proceeds from issuance of common stock under employee stock plans	71,958	72,764
Taxes paid related to net shares settlement of equity awards	(22,390)	(15,065)
Payments for repurchases of common stock	(195,571)	(200,081)
Borrowings of debt, net of issuance costs	—	521,234
Payment of borrowings	(15,000)	(575,000)
Excess tax benefit from employee stock plans	7,367	8,636
Net cash used in financing activities	(153,636)	(187,512)
Effect of exchange rate changes on cash and cash equivalents	(6,240)	1,726
Net increase (decrease) in cash and cash equivalents	88,362	(72,487)
Cash and cash equivalents at beginning of period	208,022	280,509
Cash and cash equivalents at end of period	$296,384	$208,022

Riverbed Technology
Supplemental Financial Information
In thousands
Unaudited

	Three months ended			Twelve months ended
	December 31, 2014	September 30, 2014	December 31, 2013	December 31, 2014	December 31, 2013
Revenue by Geography
Americas	$164,990	$174,550	$170,764	$655,101	$649,820
Europe, Middle East and Africa	83,077	71,185	76,912	292,714	258,357
Asia Pacific	35,325	30,639	35,585	141,393	132,856
Total revenue	$283,392	$276,374	$283,261	$1,089,208	$1,041,033
As a percentage of total revenues:
Americas	58%	63%	60%	60%	62%
Europe, Middle East and Africa	29%	26%	27%	27%	25%
Asia Pacific	13%	11%	13%	13%	13%
Total revenue	100%	100%	100%	100%	100%
Revenue by Sales Channel
Direct	$30,351	$26,060	$38,103	$110,328	$158,714
Indirect	253,041	250,314	245,158	978,880	882,319
Total revenue	$283,392	$276,374	$283,261	$1,089,208	$1,041,033
As a percentage of total revenues:
Direct	11%	9%	13%	10%	15%
Indirect	89%	91%	87%	90%	85%
Total revenue	100%	100%	100%	100%	100%

Riverbed Technology
GAAP to Non-GAAP Reconciliation
In thousands, except per share amounts
Unaudited

	Three months ended			Twelve months ended
GAAP to Non-GAAP Reconciliations:	December 31, 2014	September 30, 2014	December 31, 2013	December 31, 2014	December 31, 2013
Reconciliation of Total revenue:
U.S. GAAP as reported	$283,392	$276,374	$283,261	$1,089,208	$1,041,033
Adjustments:
Deferred revenue adjustment (6)	273	325	1,568	1,481	16,139
As adjusted	$283,665	$276,699	$284,829	$1,090,689	$1,057,172

Reconciliation of Net income (loss):
U.S. GAAP as reported	$49,731	$11,484	$8,395	$71,268	$(12,418)
Adjustments:
Stock-based compensation (1)	22,578	24,608	15,398	90,507	90,557
Payroll tax on stock-based compensation (2)	862	(247)	712	2,109	2,244
Amortization of intangibles (3)	21,077	21,122	25,029	85,537	102,974
Other costs (5)	17,130	1,877	2,255	22,029	19,472
Inventory fair value adjustment (4)	—	—	—	—	1,700
Deferred revenue adjustment (6)	273	325	1,568	1,481	16,139
Other expenses (7)	51	626	1,400	6,138	1,400
Debt refinancing costs (8)	—	—	12,267	—	12,267
Gain on sale of assets (9)	(57,451)	—	—	(57,451)	—
Income tax adjustments (10)	(110)	(11,055)	(16,184)	(35,722)	(65,021)
As adjusted	$54,141	$48,740	$50,840	$185,896	$169,314

Reconciliation of Net income (loss) per share, diluted:
U.S. GAAP as reported	$0.31	$0.07	$0.05	$0.44	$(0.08)
Adjustments:
Stock-based compensation (1)	0.14	0.15	0.09	0.56	0.54
Payroll tax on stock-based compensation (2)	0.01	—	—	0.01	0.01
Amortization of intangibles (3)	0.13	0.13	0.15	0.52	0.61
Other costs (5)	0.11	0.01	0.01	0.13	0.12
Inventory fair value adjustment (4)	—	—	—	—	0.01
Deferred revenue adjustment (6)	—	—	0.02	0.01	0.10
Other expenses (7)	—	—	0.01	0.04	0.01
Debt refinancing costs (8)	—	—	0.08	—	0.08
Gain on sale of assets (9)	(0.36)	—	—	(0.35)	—
Income tax adjustments (10)	—	(0.06)	(0.10)	(0.22)	(0.39)
As adjusted	$0.34	$0.30	$0.31	$1.14	$1.01
Non-GAAP Net income per share, basic	$0.35	$0.31	$0.32	$1.17	$1.04
Non-GAAP Net income per share, diluted	$0.34	$0.30	$0.31	$1.14	$1.01

Shares used in computing basic net income per share	156,375	157,575	160,536	158,680	162,707
Shares used in computing diluted net income per share	160,480	162,323	164,584	163,192	167,454

Non-GAAP adjustments:
Product revenue	$24	$24	$41	$105	$128
Support and services revenue	249	301	1,527	1,376	16,011
Cost of product	10,924	10,868	11,944	44,250	50,155
Cost of support and services	2,430	1,954	2,563	9,238	9,015
Sales and marketing	19,354	20,357	23,771	80,458	97,998
Research and development	7,101	8,029	474	30,668	26,255
General and administrative	4,768	4,912	3,805	19,779	15,202
Other costs	17,121	1,866	2,237	21,927	18,322
Gain on sale of assets	(57,451)	—	—	(57,451)	—
Interest expense and other, net	—	—	12,267	—	12,267
Provision for income taxes	(110)	(11,055)	(16,184)	(35,722)	(65,021)
Total Non-GAAP adjustments	$4,410	$37,256	$42,445	$114,628	$180,332

(1) Stock-based compensation expense is calculated in accordance with the fair value recognition provisions of Financial Accounting Standards Board Accounting Standards Codification (ASC) Topic 718, Compensation - Stock Compensation effective January 1, 2006.
(2) Payroll tax on stock-based compensation represents the incremental cost for employer payroll taxes on stock option exercises and restricted stock units vested and released.
(3) The intangible assets recorded at fair value as a result of our acquisitions are amortized over the estimated useful life of the respective asset.
(4) The inventory fair value adjustment recorded pursuant to our acquisitions is excluded from our non-GAAP operating expenses as this cost would not have otherwise occurred in the period presented.
(5) Other costs include acquisition and integration related costs, restructuring costs, and transaction costs. Acquisition and integration related costs include transaction costs, integration costs, termination benefits, facilities exit costs, changes in the fair value of acquisition-related contingent consideration, other non-recurring, or redundant costs to integrate an acquired company into Riverbed's systems and operations. Restructuring costs include one-time employee termination costs and facilities exit costs. Transaction costs incurred to sell assets of the company include advisory fees and professional service fees for legal, tax and accounting services directly associated with the sale of our SteelStore product line and costs incurred to sell the company to Thoma Bravo.
(6) Business combination accounting rules require us to account for the fair value of deferred revenue assumed in connection with an acquisition. The non-GAAP adjustment is intended to reflect the full amount of support and service revenue that would have otherwise been recorded by the acquired entity.
(7) Other expenses include expenses associated with non-routine corporate governance and shareholder matters, and rent expense related to the new corporate headquarters, which is the amount of straight-line rent expense incurred from the date we gained the right to access to the facility for construction purposes prior to the date of occupancy in May 2014.
(8) In December 2012 we incurred certain costs associated with our term loan financing that were recognized initially as a deferred charge and were to being amortized to interest expense over the term of the loan. Upon refinancing the debt in the fourth quarter of 2013, approximately $12.3 million of these deferred charges were recognized as Interest expense and other, net in the statement of operations.
(9) Gain on sale of assets related to the SteelStore product line. This gain represents a one-time, non-recurring, item that is not representative of the ongoing operations of the business.
(10) The non-GAAP tax rate excludes the income tax effects of non-GAAP adjustments. Additionally, the non-GAAP tax rate includes adjustments to our tax valuation allowance on deferred tax assets and excludes the interim tax cost of the one-time transfer of intellectual property rights between our legal entities.